Exhibit 10.23

BIOAMBER INC.

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

THIS CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT (“Agreement”) is made and entered into as of November 23rd, 2010 between BioAmber Inc., a Delaware corporation (the “Company”), and FCPR Sofinnova Capital VI, a French entity (the “Purchaser”).

RECITALS

WHEREAS, the Purchaser wishes to purchase from the Company and the Company wishes to sell to the Purchaser, upon the terms and subject to the conditions of this Agreement, a convertible promissory note of the Company with a stated principal amount of Two Million Nine Hundred Thirty-Two Thousand Two Hundred Forty-Two US Dollars (US$2,932,242) and a security purchase warrant to purchase a number of securities equal to 25 % of the number of securities to be received by the Purchaser upon conversion of its note; and

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Purchase and Sell the Note and Warrant. Upon the terms and subject to the conditions of this Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company:

1.1 a convertible promissory note with a stated principal amount of US$2,932,242, disbursable in two (2) tranches of One Million Four Hundred Sixty-Six Thousand One Hundred Twenty One US Dollars (US$1,466,121), the first tranche being disbursable at the Closing Date (as hereinafter defined) and the second tranche being disbursable at the request of the Board of Directors of the Company, which note shall be in the form attached hereto as Exhibit A (as may be amended or modified from time to time, the “Note”), and

1.2 upon the conversion of the Note (the “Conversion Date”), a security purchase warrant allowing the Purchaser to purchase a number of securities equal to 25 % of the number of securities to be received by the Purchaser at the Conversion Date resulting from the conversion of the Note, at a price per security equal to the unit issue price of such securities, for a period of Ten (10) years from the Conversion Date, such warrant being in the form attached hereto as Exhibit B (as may be amended or modified from time to time, the “Warrant”).

The Note and the Warrant are collectively referred to herein as the “Purchased Securities.”

2. Closing; Deliveries; Payment. The closing of the purchase and sale of the Note under this Agreement (the “Closing”) shall take place on the date hereof (the “Closing Date”). This Agreement, the Note and all other agreements, certificates, documents and instruments furnished in connection herewith or therewith at the Closing (the “Loan Documents”) shall be deemed to be delivered simultaneously on the Closing Date and may be delivered by means of an exchange of executed documents by facsimile or as an attachment in “pdf” or similar format to an electronic mail message.

2.1 At the Closing, subject to the terms and conditions hereof, the Company shall deliver to the Purchaser the following:

(a) a duly executed counterpart to this Agreement;

(b) duly executed Note registered in the name of the Purchaser; and

(c) a certificate of the secretary of the Company certifying as to the resolutions of the Board of Directors of the Company duly authorizing the transactions contemplated by this Agreement and the other Loan Documents.

2.2 At the Closing, subject to the terms and conditions hereof, the Purchaser shall deliver to the Company the following:

(a) a wire transfer in the amount of US$1,466,121 representing the payment of the first tranche of the purchase price of the Note totaling US$2,932,242 (the “Purchase Price”) to an account designated in writing by the Company not less than two business days prior to the Closing; and

(b) duly executed counterpart to this Agreement.

2.3 Upon the request from the Board of Directors of the Company, the Purchaser shall deliver to the Company a wire transfer in the amount of US$1,466,121 representing the payment of the second tranche of the Purchase Price.

3. Use of Proceeds. The Company will use the proceeds of the sale of the Note for its general working capital.

4. Representations and Warranties. The Company hereby represents and warrants to the Purchaser that the statements contained in this Section 4 are true and correct, except as set forth in the Schedules attached to this Agreement. The Schedules shall be arranged in numbered paragraphs and each exception shall be deemed to qualify only the specific numbered section of this Agreement which is referenced in the applicable exception.

4.1 Subsidiaries. Except as set forth in Schedule 4.1, the Company (a) does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity and (b) is not a participant in any joint venture, partnership or similar arrangement. As used in this Agreement, the term “Subsidiaries” shall mean the corporations, limited partnerships and other business entities (including those listed as joint ventures, partnerships or similar arrangements pursuant to (b)) listed in Schedule 4.1.

4.2 Organization, Good Standing and Qualification.

(a) The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the Laws (as defined in Section 4.15(a)) of their jurisdiction of formation. The Company and each of its Subsidiaries has all requisite corporate power and authority to own and operate their properties and assets and to carry on their business as currently conducted and as proposed to be conducted. The Company has all requisite corporate power and authority to execute and deliver the Loan Documents to which it is a party, to issue and sell the Purchased Securities and the securities issuable upon the conversion and exercise, as applicable, thereof (the “Conversion Securities”) and to carry out the provisions of this Agreement and the other Loan Documents. The Company and each of its Subsidiaries is duly qualified and in good standing in all jurisdictions in which the nature of their activities and of their properties (both owned and leased) makes such qualification necessary.

(b) Neither the Company nor any of its Subsidiaries is in violation or default of any term of their respective certificate of incorporation, bylaws or other organizational documents (“Organization Documents”). The execution, delivery, and performance of this Agreement and the other Loan Documents by the Company, and the sale, issuance and delivery of the Purchased Securities pursuant hereto and the issuance and delivery of the Conversion Securities, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under the Company’s Organizational Documents.

4.3 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 266,000 shares of common Stock, $ 0.01 par value per share (“Common Stock”), 139,214 shares of which are issued and outstanding, and (ii) thirty-four thousand (34,000) shares of Preferred Stock, of which no shares are issued and outstanding. Schedule 4.3(a) sets forth a capitalization table of the Company on a pre-Closing, as-converted, fully-diluted basis. Such capitalization table identifies by name and number of securities owned, each stockholder and other holder of the Company’s outstanding securities.

(b) Under the Company’s Stock Incentive Plan (the “Plan”), 33,600 shares of Common Stock are available for issuance as of the date hereof, of which 24,800 shares of Common Stock are subject to options granted and outstanding. All options granted pursuant to the Plan will vest upon an initial public offering of the Company’s shares or a sale/merger transaction involving the Company, and some employees have, pursuant to their employment agreements, options that provide for accelerated vesting upon the death of the employee or the termination of their employment by the Company. Subject to the foregoing, no employee, officer, director or consultant has options or any other securities that provide for accelerated vesting upon termination of employment or service, merger or change of ownership of the Company or any other event.

(c) Other than (i) the shares reserved for issuance under the Plan, (ii) 41,997 shares reserved for issuance upon the exercise of warrants identified in the capitalization table of the Company set forth in Schedule 4.3(a) and (iii) 5,000 shares to be issued and released to the shareholders of Sinoven Biopolymers Inc. other than the Company pursuant to the Share Purchase Agreement dated as of February 1st, 2010, and except as may be granted pursuant to this Agreement, the Note and the Warrant, there are no outstanding options, warrants, rights (including conversion or preemptive rights, rights of first refusal and phantom stock rights), proxy, voting, transfer restriction or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities, except for the Shareholders’ Agreement of the Company dated as of October 22nd, 2009, as amended on September 24th, 2010 (the “Shareholders’ Agreement”).

(d) The Company is not under any obligation, and has not granted any rights, to register any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, no stockholder of the Company has entered into any agreement with respect to the voting or transfer of equity securities of the Company, except for the Shareholders’ Agreement.

(e) All issued and outstanding shares of the Company’s capital stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in accordance with all applicable securities Laws, including, without limitation, the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities Laws or pursuant to an exemption from such registration requirements.

(f) The Conversion Securities have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Note and the Warrant, as applicable, the Conversion Securities will be (i) validly issued, fully paid and nonassessable, (ii) issued in compliance with applicable federal and state securities Laws, and (iii) will be free of any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance or other charge (collectively, “Liens”); provided, however, that the Conversion Securities may be subject to restrictions on transfer under state and/or federal securities Laws and the provisions of the Company’s Shareholders’ Agreement.

(g) Schedule 4.3(g) sets forth a capitalization table of each of the Subsidiaries on an as-converted, fully-diluted basis. Such capitalization tables identify by name and number of securities owned, each holder of outstanding securities of the Subsidiaries. There are no outstanding options, warrants, rights (including conversion or preemptive rights, rights of first refusal and phantom stock rights), proxy, voting, transfer restriction or stockholder agreements, or agreements of any kind for the purchase or acquisition from any of the Subsidiaries of any of their securities. None of the Subsidiaries is under any obligation, nor has any of the Subsidiaries granted any rights, to register any of their presently outstanding securities or any of their securities that may hereafter be issued. All issued and outstanding shares of capital stock and other equity interests, as applicable, of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and were issued in accordance with all applicable Laws.

4.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Loan Documents, the performance of all obligations of the Company hereunder and thereunder and the authorization, sale, issuance and delivery of the Purchased Securities and the issuance and delivery of the Conversion Securities pursuant to the Purchased Securities has been taken. This Agreement and the other Loan Documents have been duly executed and delivered by the Company and constitute valid and binding obligations of the

Company enforceable in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

4.5 Financial Statements.

(a) The Company has delivered to the Purchaser its audited financial statements (balance sheet, statement of operations and statement of cash flows) at June 30th, 2010, which are attached hereto as Schedule 4.5 (a) (the “Financial Statements”). The Financial Statements include the operations, assets and liabilities of DNP GT Canada Inc., one of the Company’s Subsidiaries (“DNP Canada”). The Financial Statements are complete and correct in all material respects. The Financial Statements fairly present the financial condition and operating results of the Company and DNP Canada as of the dates, and for the periods, indicated therein.

(b) The Company has delivered to the Purchaser financial statements at June 30th, 2010 of each of its Subsidiaries (other than for DNP Canada, whose operations, assets and liabilities are included in the Financial Statements), which are attached hereto as Schedule 4.5 (b) (the “Subsidiary Financial Statements”). The Subsidiary Financial Statements fairly present the financial condition and operating results of such Subsidiary as of the dates, and for the periods, indicated therein.

4.6 Liabilities.

(a) Except as disclosed on, or reflected or reserved against in, the Financial Statements and in the Agreements listed at Schedule 4.7(a), neither the Company nor DNP Canada have and is not subject to any liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except current liabilities incurred in their ordinary course of business since June 30th, 2010 which are not in the aggregate material to the Company.

(b) Except as disclosed on, or reflected or reserved against in, the Subsidiary Financial Statements and in the Agreements listed at Schedule 4.7(a), no such Subsidiary has or is subject to any liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except current liabilities incurred in the ordinary course of business of the Subsidiary since June 30th, 2010 which are not in the aggregate material to the Subsidiaries.

4.7 Agreements.

(a) Except as set forth in Schedule 4.7(a), there are no agreements, understandings, arrangements or other commitments, written or oral, to which the Company or any of its Subsidiaries is a party or by which they are bound, (i) that are terminable without the consent of the Company, or (ii) that involve or may involve:

(i) obligations (contingent or otherwise) of the Company or any of its Subsidiaries, or payments to the Company or any of its Subsidiaries, in each case in excess of $10,000,

(ii) the license of any Intellectual Property (as defined below) by the Company or any of its Subsidiaries to any third party or by a third party to the Company or any of its Subsidiaries,

(iii) provisions restricting or affecting the development, manufacture or distribution of the products or services of the Company or any of its Subsidiaries,

(iv) indemnification by the Company or any of its Subsidiaries with respect to infringement of proprietary rights, or

(v) any other agreement, understanding or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound that is material to the Company or any of its Subsidiaries.

(b) Each agreement, understanding, arrangement or other commitment which is required to be set forth in Schedule 4.7(a), (each, a “Material Contract”), is in full force and effect and is valid, binding and enforceable in accordance with its terms.

(c) Neither the Company nor its Subsidiaries, as applicable, nor any other party is in violation or default under any Material Contract and no event has occurred which with notice, lapse of time or both would constitute a violation default thereunder. The execution, delivery, and performance of this Agreement and the other Loan Documents by the Company, and the sale, issuance and delivery of the Purchased Securities pursuant hereto and of the issuance and delivery of the Conversion Securities, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any Material Contract.

4.8 Obligations to Related Parties. Neither the Company nor any of its Subsidiaries has any obligations to the executive officers, directors or employees of the Company or any of its Subsidiaries other than for (a) payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries and (c) other standard employee benefits made generally available to all employees (including the issuance of stock options pursuant to the Plan and outstanding warrants). None of the executive officers or directors of the Company or any of its Subsidiaries, or any members of their immediate families, are indebted to the Company or any of its Subsidiaries or, to the Company’s knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation which competes with the Company or any of its Subsidiaries, other than passive investments in publicly traded companies (representing less than one percent of such company) which may compete with the Company or any of its Subsidiaries. No executive officer or director of the Company or any of its Subsidiaries or member of their immediate families is, directly or indirectly, interested in any Material Contract. Neither Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. For purposes of this Agreement, the phrases “knowledge of the Company” or “the Company’s knowledge” or words of similar import, mean the knowledge of any director, officer, or key employee of the Company or any of its Subsidiaries, including facts of which directors, officers, and/or key employees, in the reasonably prudent exercise of their duties, should be aware.

4.9 Changes. Except as described in the Agreements listed at Schedule 4.7 (a), since June 30th, 2010, there has not been:

(a) Any event that has had or could reasonably be expected to adversely affect the financial condition, business, results of operations or prospects of the Company or any of its Subsidiaries in any material manner;

(b) Any resignation or termination of any executive officer, key employee or group of employees of the Company or any of its Subsidiaries;

(c) Any damage, destruction or loss, whether or not covered by insurance, with respect to the properties and assets of the Company or any of its Subsidiaries;

(d) Any waiver or compromise by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to them;

(e) Any loans made by the Company or any of its Subsidiaries to any stockholder, employee, executive officer or director of the Company or any of its Subsidiaries, other than advances made in the ordinary course of business;

(f) Any material change in any compensation arrangement or agreement with any employee, executive officer, director or stockholder of the Company or any of its Subsidiaries;

(g) Any declaration or payment of any dividend or other distribution of the assets of the Company or any of its Subsidiaries;

(h) Any labor organization activity related to the Company or any of its Subsidiaries;

(i) Any debt incurred, assumed or guaranteed by the Company or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(j) Any sale, mortgage, pledge, transfer, lease or other assignment of any Intellectual Property (as defined below) owned by the Company or any of its Subsidiaries;

(k) Any material change in any Material Contract;

(l) Any sale, mortgage, pledge, transfer, lease or other assignment of any of the tangible assets of the Company or any of its Subsidiaries outside of the ordinary course of business;

(m) Any capital expenditure by the Company or any of its Subsidiaries in excess of $10,000; or

(n) Any arrangement or commitment by the Company or any of its Subsidiaries to do any of the acts described in subsection (a) through (m) above.

4.10 Real and Personal Property.

(a) Real Property. Neither the Company nor any of its Subsidiaries owns any real property. All of the real property leased by the Company or any of Subsidiaries (the “Leased Real Property”) is identified on Schedule 4.10(a) attached hereto. The schedule of Leased Real Property set forth in Schedule 4.10(a) is a complete, accurate, and correct list of the Leased Real Property of the Company and its Subsidiaries. Each of the leases for the Leased Real Property set forth on Schedule 4.10(a) is in full force and effect and has not been modified, amended, or altered, in writing or otherwise. Neither the Company nor any of its Subsidiaries nor any other party thereto is in default under any of said leases, nor has any event occurred which, with the giving of notice or the passage of time, or both, would give rise to a default. The Company has furnished to the Purchaser complete and correct copies of all leases and other agreements relating to the Leased Real Property.

(b) Personal Property. The Company and its Subsidiaries are the sole, legal and equitable owners of all their respective personal property and assets and have good and marketable title thereto. All such personal property and assets are in good working condition. None of such personal property or assets is subject to any Lien. The Financial Statements reflect all personal property and assets of the Company and DNP Canada (other than assets disposed of in the ordinary course of business since June 30th, 2010), and such properties and assets are sufficient for the Company and DNP Canada to conduct their businesses as currently conducted and as proposed to be conducted. The Subsidiary Financial Statements reflect all personal property and assets of such Subsidiaries (other than assets disposed of in the ordinary course of business since June 30th, 2010), and such properties and assets are sufficient for the Subsidiaries to conduct their business as currently conducted and as proposed to be conducted.

4.11 Intellectual Property. Unless otherwise set forth in Schedule 4.11:

(a) The Company and its Subsidiaries own, or is licensed or otherwise possess enforceable rights to use, all Intellectual Property (as defined below) used in or necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted. There are no claims or demands pending by any other person pertaining to any of such Intellectual Property nor, to the knowledge of the Company, is there a claim or demand threatened, and no proceedings have been instituted or, to the knowledge of the Company, threatened which challenge the rights of the Company or any of its Subsidiaries with respect to such Intellectual Property.

(b) With respect to Intellectual Property that is owned by the Company or its Subsidiaries, all such Intellectual Property is owned free and clear of Liens. All patents, patent applications, trademarks, trademark applications, trademark registrations, service marks, service work applications, service mark registrations, and registered copyrights which are owned by the Company or its Subsidiaries are listed in Schedule 4.11(b). All such patents, patent applications, trademarks, trademark registrations, trademark applications, and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on Schedule 4.11(b), and have been properly maintained and renewed in accordance with all applicable provisions of Law and administrative regulations of the United States and each such jurisdiction.

(c) All licenses or other agreements under which the Company or its Subsidiaries is granted rights in Intellectual Property of any third person are listed in Schedule 4.11(c). All such licenses or other agreements are in full force and effect, there is no default by the Company or any of its Subsidiaries or by any other party thereto. The licensors under said licenses and other agreements have and, at the time of the grant of such licenses or agreements, had all requisite power and authority to grant the rights purported to be conferred thereby. The execution, delivery, and performance of this Agreement and the other Loan Documents by the Company, and the sale, issuance and delivery of the Conversion Securities pursuant hereto and of the issuance and delivery of the Conversion Securities pursuant to the Company’s Organizational Documents, will not, with or without the passage of time or giving of notice, impair or otherwise affect the rights of the Company or its Subsidiaries under any such license or agreement.

(d) All licenses or other agreements under which the Company or any of its Subsidiaries has granted rights to others in its Intellectual Property are listed in Schedule 4.11(d). All such licenses or other agreements are in full force and effect, there is no default by the Company or its Subsidiaries or by any other party thereto. The execution, delivery, and performance of this Agreement and the other Loan Documents by the Company, and the sale, issuance and delivery of the Conversion Securities pursuant hereto and of the issuance and delivery of the Conversion Securities pursuant to the Company’s Organization Documents, will not, with or without the passage of time or giving of notice, impair or otherwise affect the rights of the Company or its Subsidiaries under any such license or agreement.

(e) The Company and its Subsidiaries have taken all commercially reasonable measures required to establish and preserve their ownership of all Intellectual Property developed by, or on behalf of, the Company or any of its Subsidiaries. The Company and its Subsidiaries have required all current and former employees and all consultants and independent contractors having access to, or who were involved in the development of, any of the Intellectual Property owned or developed by the Company or any of its Subsidiaries, to execute enforceable agreements that provide valid written assignment of all inventions and developments conceived or created by them in the course of their employment or services, and all such persons are in compliance with such agreements. The Company has no knowledge of any infringement by others of any of its Intellectual Property. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it intends to hire) made prior to their employment by the Company or any of its Subsidiaries. All current and former employees and all consultants and independent contractors hired by the Company or any of its Subsidiaries have agreed to maintain the confidentiality of all confidential and proprietary information of the Company and its Subsidiaries and of any information of third parties received by the Company or any of its Subsidiaries under an obligation of confidentiality.

(f) Neither the Company nor any of its Subsidiaries has infringed, does infringe and, by conducting its respective business as currently conducted or as proposed to be conducted, will infringe or unlawfully or wrongfully use the Intellectual Property of any third person. No proceeding charging the Company or any of its Subsidiaries with infringement of any Intellectual Property of any third person has been filed or, to the Company’s knowledge, is threatened to be filed. There exists no unexpired patent or, to the Company’s knowledge, patent application which includes claims that would be infringed by or otherwise adversely affect the products, activities, or business of the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted.

(g) Neither the Company nor any of its Subsidiaries is making unauthorized use of any confidential information or trade secrets of any person, including without limitation, any former employer of any past or present employee of the Company or any of its Subsidiaries. Neither the Company, any of its Subsidiaries nor any employee of the Company or any of its Subsidiaries is obligated under any duty or agreement (including any license, confidentiality agreement, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere in any manner with the use of their best efforts to promote the interests of the Company or its Subsidiaries or that would conflict with the business as now conducted or proposed to be conducted of the Company or any of its Subsidiaries. Each current employee, executive officer and consultant of the Company and its Subsidiaries has executed a proprietary information and assignment of inventions agreement. No employee or consultant is in violation of any proprietary information or assignment of inventions agreement, or in any such similar agreement, with any former employer or contractor, and the carrying on of the Company’s or its Subsidiaries’ businesses and the conduct of the Company’s and its Subsidiaries’ businesses as proposed will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, such agreements.

(h) As used in this Agreement, the term “Intellectual Property” means (i) inventions (whether or not patentable), trade secrets, technical data, databases, customer lists, designs, tools, methods, processes, technology, ideas, know how and other confidential or proprietary information and materials; (ii) trade marks and service marks (whether or not registered), applications for trade marks and service marks, trade names, logos, trade dress and other proprietary indicia and all goodwill associated therewith; (iii) documentation, advertising copy, marketing materials, specifications, mask works, drawings, graphics, databases, recordings and other works of authorship, whether or not protected by copyright; (iv) source code, object code, data and operating files, user manuals, documentation, flow charts, algorithms, compilers, development tools, maintenance records and other materials related to computer programs; (v) internet web-sites and domain names; and (vi) all forms of legal rights and protections that may be obtained for, or may pertain to, the Intellectual Property set forth in clauses (i) through (v) in any country of the world, including, without limitation, all letters patent, patent applications, provisional patents, design patents, PCT filings and other rights to inventions or designs, all registered and unregistered copyrights in both published and unpublished works, trade secret rights, mask works, moral rights or other literary property or authors rights, rights regarding trademarks and other proprietary indicia, and all applications, registrations, issuances, divisions, continuations, renewals, reissuances and extensions of the foregoing.

4.12 Litigation. There is no litigation, arbitration, mediation or proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or affecting any of their properties or assets or against any officer, director, or key employee of the Company or any of its Subsidiaries in his or her capacity as an officer, director or employee of the Company or any its Subsidiaries, or which may call into question the validity or hinder the enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby and thereby; nor has there occurred any event nor does there exist any condition on the basis of which any such litigation, arbitration, mediation proceeding or investigation might be properly instituted or commenced. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action or suit by the Company or any of its Subsidiaries pending or threatened against others.

4.13 Tax Returns and Payments. The Company and each of its Subsidiaries have filed on a timely basis all tax returns and reports as required by Law. Such tax returns and reports correctly and completely reflect the liability for taxes and all other information required to be reported thereon by the Company and its Subsidiaries. The Company and each of its Subsidiaries have paid all taxes and other assessments due to be paid before the Closing. The Company and each of its Subsidiaries have adequately provided for, in its books of account and related records, liability for all unpaid taxes, being current taxes not yet due and payable. Neither the Company nor any of its Subsidiaries has been advised that any of their returns, federal, state or other, has been or is being audited, or of any deficiency in assessment in its federal, state or other taxes. All taxes and other assessments and levies which the Company or any of its Subsidiaries is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities.

4.14 Employees.

(a) Neither the Company nor any of its Subsidiaries maintains or contributes to any employee benefit plan, pension plan, stock option, bonus or incentive plan, severance pay policy or agreement, deferred compensation agreement, or any similar plan or agreement (an “Employee Benefit Plan”) other than the Employee Benefit Plans identified in Schedule 4.14. No other corporation, trade, or business exists which would be treated together with the Company or any of its Subsidiaries as a single “employer” under the provisions of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”). Each Employee Benefit Plan has been and is currently administered in compliance with its constituent documents and all reporting, disclosure and other requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code and any other Law applicable to such Employee Benefit Plan. There are no unfunded obligations of the Company or any of its Subsidiaries under any retirement, pension, profit-sharing, deferred compensation plan or similar program, and any employee contributions withheld from payroll have been timely and fully contributed to the appropriate Employee Benefit Plan as required under applicable Law. Neither the Company nor any of its Subsidiaries is required to make any payments or contributions to any Employee Benefit Plan pursuant to any collective bargaining agreement or any applicable labor relations Law. Neither the Company nor any of its Subsidiaries has ever maintained or contributed to any Employee Benefit Plan providing or promising any health or other nonpension benefits to terminated employees (other than continuation coverage, at the maximum applicable premium permitted to be charged by the Company, required under Section 4980B of the Code, or Section 601 of the ERISA).

(b) Schedule 4.14(b) sets forth a list of (a) all members of the management team of the Company and of the Subsidiaries, and (b) each contract, commitment, arrangement, or understanding, whether oral or written, relating to the employment of, or the performance of services by, any employee, consultant, or independent contractor. Neither the Company nor any of its Subsidiaries is delinquent in payments to any of their employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for them to the date hereof or amounts required to be reimbursed to such employees. The Company and each of its Subsidiaries are in compliance with all applicable Laws, agreements, orders, and consent decrees respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, and wages and hours. Neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of their employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company or any of its Subsidiaries. There are no charges of employment discrimination or unfair labor practices or any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations, pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries.

(c) No employee of the Company or any of its Subsidiaries, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or its Subsidiaries because of the nature of the business conducted by the Company or any of its Subsidiaries; and to the Company’s knowledge, the continued employment by the Company and its Subsidiaries of their present employees, and the performance of the contracts with their independent contractors, will not result in any such violation. Neither the Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. No employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the Company or any of its Subsidiaries or to any material compensation following termination of employment with the Company or its Subsidiaries. To the Company’s knowledge, no executive officer, key employee or group of employees intends to terminate his, her or their employment with the Company or its Subsidiaries, nor does the Company or its Subsidiaries have a present intention to terminate the employment of any executive officer, key employee or group of employees.

4.15 Compliance with Laws; Authorizations.

(a) The Company and each of its Subsidiaries have complied with each, and are not in violation of, any law, statute, regulation, rule, ordinance or order (“Laws”) to which the Company or any of its Subsidiaries or their businesses, operations, employees, assets or properties are or have been subject. No event has occurred or circumstances exist that (with or without the passage of time or the giving of notice) may result in a violation of, conflict with or failure on the part of the Company or any of its Subsidiaries to comply with, any Law. Neither the Company nor any of its Subsidiaries has received notice regarding any violation of, conflict with, or failure to comply with, any Law. The execution, delivery, and performance of this Agreement and the other Loan Documents by the Company, and the sale, issuance and delivery of the Purchased Securities pursuant hereto and of the issuance and delivery of the Conversion Securities, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any Law.

(b) The Company and each of its Subsidiaries owns, holds, possesses or lawfully uses in the operation of their respective business all franchises, licenses, permits and registrations (“Authorizations”) which are required or otherwise necessary for them to conduct their business as currently conducted or as proposed to be conducted or for the ownership and use of the assets owned or used by them in the conduct of their business, free and clear of all Liens. Such Authorizations are valid and in full force and effect and none of such Authorizations will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement or the other Loan Documents. All Authorizations are listed in Schedule 4.15(b). No event has occurred or circumstances exist that (with or without the passage of time or the giving of notice) may result in a violation of, conflict with, failure on the part of the Company or any of its Subsidiaries to comply with the terms of, or the revocation, withdrawal, termination, cancellation, suspension or modification of any Authorization. Neither the Company nor any of its Subsidiaries has received notice regarding any violation of, conflict with, failure to comply with the terms of, or any revocation, withdrawal, termination, cancellation, suspension or modification of, any Authorization. Neither the Company nor any of its Subsidiaries is in default or has received notice of any claim of default, with respect to any Authorization.

4.16 Environmental.

(a) The Company and each of its Subsidiaries have obtained, and are in compliance with, all Authorizations required by any Law relating to the protection of human health and the environment (“Environmental Laws”). All such Authorizations are valid and in full force and effect and none of such Authorizations will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement or the other Loan Documents. The Company and each of its Subsidiaries have been, and are currently, in compliance with all Environmental Laws. Neither the Company nor any of its Subsidiaries has received any notice alleging that they are not in such compliance with Environmental Laws.

(b) There are no past, pending or, to the Company’s knowledge, threatened actions against or affecting the Company or any of its Subsidiaries under any Environmental Law, and the Company is not aware of any facts or circumstances which could be expected to form the basis for any such action against the Company or any of its Subsidiaries.

(c) There has been no treatment, storage, disposal or release of any hazardous substance at, from, into, on or under any real property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries. No hazardous substances are present in, on, about or migrating to or from any such real property that could be expected to give rise to an action under Environmental Law against the Company or any of its Subsidiaries.

(d) The Company has provided to the Purchasers true and complete copies of, or access to, all written environmental assessments, materials, reports, data, analyses and compliance audits that have been prepared by or on behalf of the Company or any of its Subsidiaries.

4.17 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 5.2 hereof, the offer, sale, issuance and delivery of the Purchased Securities and the Conversion Securities will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities Laws.

4.18 Insurance. The Company and each of its Subsidiaries has fire, casualty, product liability, and business interruption and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties which might be damaged or destroyed or sufficient to cover liabilities to which the Company and its Subsidiaries may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar businesses as the Company and its Subsidiaries. There is no default by the Company or any of its Subsidiaries, or to the knowledge of the Company, by any insurance carrier of such policies, or event which could give rise to a default under any such policy.

4.19 Disclosure. The representations and warranties made or contained in this Agreement, the schedules and exhibits hereto, and the certificates and statements executed or delivered in connection herewith, when taken together, do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties, or other material fact not misleading in light of the circumstances in which they were made or delivered. There have been no events or transactions, or facts or information which have not been disclosed herein or in a schedule hereto which have or could reasonably be expected to adversely affect the financial condition, business, results of operations or prospects of the Company or any of its Subsidiaries in any material manner.

5. Representations and Warranties of Purchaser. The Purchaser hereby represents and warrants to the Company that the statements contained in this Section 5 are true and correct.

5.1 Requisite Power and Authority. Purchaser has all necessary power and authority to execute and deliver this Agreement and the other Loan Documents and to carry out their provisions. All action on Purchaser’s part required for the execution and delivery of this Agreement and the other Loan Documents has been taken. Upon its execution and delivery, this

Agreement and the other Loan Documents will be valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

5.2 Investment Representations. Purchaser is purchasing the Purchased Securities for its own account, for investment purposes only and has no current arrangements or understandings for the resale or distribution to others and will only resell such Purchased Securities or any part thereof pursuant to a registration or an available exemption under applicable Law. Purchaser acknowledges that the offer and sale of the Purchased Securities have not been registered under the Securities Act or the securities Laws of any state or other jurisdiction, and that the Purchased Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act, and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state Laws or an exemption from such registration is available. Purchaser understands and agrees that the Purchased Securities and the Conversion Securities will bear a legend substantially similar to the legend set forth below in addition to any other legend that may be required by applicable Law or by the Company’s Organizational Documents, as the same may be amended from time to time, or by any agreement between the Company and Purchaser:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

6. Additional Covenants of the Company. The Company hereby covenants that, so long as any indebtedness or obligation of the Company under the Note or the Loan Documents is outstanding, the Company shall comply with the following affirmative covenants:

6.1 Maintenance of Properties; Books and Records. The Company and each of its Subsidiaries shall keep their properties in good repair, working order and condition, and from time to time will make all necessary and appropriate repairs, replacements, additions and improvements thereto, so that the business carried on by them will be conducted at all times in accordance with prudent business management. The Company and each of its Subsidiaries shall make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect its transactions, and shall devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of the financial statements required herein and to maintain accountability for assets; and (c) access to assets is permitted only in accordance with management’s general or specific instructions and recorded assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

6.2 Other Insurance. The Company and each of its Subsidiaries shall maintain insurance against such risks and in at least such amounts as is customarily carried by companies of established reputations engaged in the same or a similar business, under valid and enforceable policies issued by insurers of recognized responsibility.

6.3 Contracts and Agreements. The Company and each of its Subsidiaries shall comply in all material respects with the provisions of all contracts, indentures, instruments and agreements to which it is a party or by which its properties are bound, and with all other obligations which it incurs or to which it becomes subject.

6.4 Taxes. The Company and each of its subsidiaries shall pay and discharge when payable all federal, state, local, and foreign taxes, assessments, penalties, interest and governmental charges which become payable by it or which shall be imposed upon its properties, and all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its properties; provided, however, that the Company and its Subsidiaries may in good faith contest any tax, assessment, penalty, or charge, provided that such contest is asserted in accordance with applicable procedures.

6.5 Compliance with Laws. The Company and each of its Subsidiaries shall comply with all Laws of all governmental authorities and agencies applicable to it, its business, operations, employees, assets or properties.

7.	Miscellaneous.

7.1 Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the Laws of the State of Delaware, without giving effect to principles of conflicts of Law or choice of Law that would cause the substantive Laws of any other jurisdiction to apply. The Company irrevocably submits and consents to the jurisdiction of any Delaware state court or federal court sitting in Delaware over any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, and the Company hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts.

7.2 Survival; Indemnification of Purchaser.

(a) The representations, warranties, certifications, covenants and agreements made in this Agreement or any other Loan Document shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby and thereby.

(b) The Company hereby agrees to hold harmless and indemnify the Purchaser, the Purchaser’ direct and indirect subsidiaries, affiliated entities and corporations, and each of their partners, executive officers, directors, employees, stockholders, agents and representatives (collectively, referred to as the “Purchaser Indemnitees”) against any and all damages, liabilities, losses (including, without limitation, losses due to diminution in the value of the Purchased Securities or Conversion Securities), costs and expenses (including attorneys’ fees and expenses), whether or not arising out of third-party claims, based upon, or arising out of, or relating to: (i) any inaccuracy in, or any breach by the Company of, any representation, warranty, certification or other statement contained in this Agreement or any other Loan Document, (ii)

any breach of any covenant or agreement contained in this Agreement or any other Loan Document, or (iii) any tax imposed on the Company (A) with respect to a taxable period or portion thereof ending on or before the Closing Date, (B) as a transferee or successor, by contract or pursuant to any law, to the extent that the liability for such tax relates to transactions or events that occurred on or prior to prior to the Closing, and (C) as a result of the Company being, on or prior to the Closing, a member of an affiliated, combined, consolidated, unitary or similar group pursuant to section 1.1502-6 of the Treasury Regulations (or any other similar provision of state, local or foreign Law), including but not limited to any taxes associated with the spin-off the Company by Diversified Natural Products, Inc. (collectively, the “Indemnifiable Claims”).

(c) The Company shall reimburse, promptly following request therefor, all expenses incurred by a Purchaser Indemnitee in connection with any Indemnifiable Claim, including, without limitation, any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to, any Indemnifiable Claim.

(d) The rights to indemnification set forth in this Section 7.2 are in addition to, and not in limitation of, all rights and remedies to which the Purchaser may have in equity, including the right to seek specific performance, rescission or restitution, none of which such rights or remedies shall be affected or diminished by this Section 7.2. All remedies, either under this Agreement or any other Loan Document, the Company’s Organization Documents or otherwise afforded to any party, shall be cumulative and not exclusive of any other rights or remedies provided by law.

7.3 Amendment and Waiver. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon the Company and the Purchaser, and their respective successors and assigns.

7.4 Entire Agreement. This Agreement and the Loan Documents constitute the entire agreement among the parties relative to the specific subject matter hereof and thereof.

7.5 Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (i) on the date of delivery, if delivered by facsimile, receipt confirmed, (ii) on the following business day, if delivered by a reputable nationwide overnight courier service guaranteeing next business day delivery; provided that, notices and other communications sent from or delivered outside of the United States of America shall be sent by a reputable international express courier service and shall be deemed to have been duly given upon delivery to the recipient, and (iii) two business days after being sent by certified or registered mail, return receipt requested, postage prepaid; provided that, notices and other communications sent from or delivered outside of the United States of America by certified or registered mail, return receipt requested, postage prepaid shall be deemed to have been duly given upon delivery to the recipient, in each case, to the party to whom it is directed at the following address (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):

If to the Company, to it at the following address:

BioAmber Inc.

1250 Rene-Levesque West, Suite 4110

Montreal, Quebec, Canada

H3B 4W8

Attention: Mr. Jean-François Huc, President

Facsimile: ***

with a copy (which shall not constitute notice) to:

Boivin Desbiens Senécal, g.p.

***

If to the Purchaser, to it at the following address:

FCPR Sofinnova Capital VI

Représenté par sa société de gestion Sofinnova Partners

17 rue de Surène

75008 Paris

France

Facsimile: ***

7.6 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

7.7 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the Loan Documents.

7.8 Broker’s Fees. Each party represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. The Company agrees to indemnify the Purchaser against any fee or commission payable by such Purchaser for which the Company is responsible, and the Purchaser agrees to indemnify the Company against any fee or commission payable by the Company for which the Purchaser is responsible.

7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement may be made by means of a facsimile machine or as an attachment in “pdf” or similar format to an electronic mail message.

7.10 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

7.11 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.12 No Assignment. Neither this Agreement, nor any rights or obligations hereunder, may be assigned or delegated, as the case may be, by the Company without the prior written consent of the Purchaser.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Convertible Note and Warrant Purchase Agreement as of the date set forth in the first paragraph hereof.

BioAmber Inc.

By:	/s/ Jean-François Huc
Name:	Jean-François Huc
Title:	President

FCPR Sofinnova Capital VI

By:	/s/ Denis Lucquin
Name:	Denis Lucquin
Title:	Managing Director

[Convertible Note and Warrant Purchase Agreement]